  EXHIBIT 10.1

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Termination Agreement”) is entered into as of December 14, 2020 (the “Effective Date”), by and among Chee Corp., a Nevada corporation (“Chee”), Klusman Family Holdings, LLC, an Arizona limited liability company, and Aaron Klusman. The foregoing may each be referred to as a “Party” and collectively as the “Parties.”

RECITALS

A.
The Parties executed a Membership Interest Purchase Agreement dated November 6, 2020 (the “Purchase Agreement”).

B.
The Parties now intend to terminate the Purchase Agreement retroactively and mutually release all Parties from all obligations and liabilities related thereto.

AGREEMENT

NOW THEREFORE, for valuable consideration, the Parties agree as follows:

1. Termination. The Parties hereby agree that the Purchase Agreement is terminated as of the date of entry and void ab initio, and that all obligations and liabilities referred to therein shall be of no force and effect. For clarity, any payments, transfers of membership interests, appointments, and issuances of shares of stock of Chee made or to be made thereunder are of no force and effect.

2. Mutual Release. The Parties mutually release and forever discharge each other Party and their respective directors, members, officers, representatives, successors, and assigns from any and all actions, causes of action, suits, debts, covenants, disputes, agreements, promises, damages, judgments, claims, and demands stemming from the Purchase Agreement, whether in law or in equity, that they ever had, now have, or that they may have, by reason of any act, omission, matter, cause, or thing occurring at any time prior to the execution of this Termination Agreement, whether known or unknown, suspected or unsuspected, foreseen or unforeseen.

3. Further Assurances. Each Party shall fully cooperate with each other Party with respect to the performance of this Termination Agreement. Each Party will provide or make available to the other Party any information and will execute, acknowledge, and deliver such further documents that may reasonably be required in order to effectively perform this Termination Agreement.

4. Governing Law. This Termination Agreement is to be governed and construed in accordance with the internal laws (and not choice of laws) of the State of Arizona.

5. Counterparts. This Termination Agreement may be executed in any number of counterparts, each of which will constitute an original document and all of which together shall constitute one instrument. The exchange of executed counterparts of this Termination Agreement by .pdf or other electronic transmission will constitute effective execution and delivery of this Termination Agreement, and such counterparts may be used in lieu of the original for all purposes.

(Signature page follows)

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the date first above written.

CHEE CORP.,
a Nevada corporation

By: /s/ Aaron Klusman
      Aaron Klusman, Chief Executive Officer

KLUSMAN FAMILY HOLDINGS, LLC,
an Arizona limited liability company

By: /s/ Aaron Klusman
      Aaron Klusman, Member

AARON KLUSMAN

/s/ Aaron Klusman

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